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                                                                     EXHIBIT 5.1

            [Letterhead of LeBoeuf, Lamb, Greene & MacRae, L.L.P.]





                                   March 4, 1997


Nationwide Financial Services, Inc.
One Nationwide Plaza
Columbus, OH  43215-2220


        Re:     Nationwide Financial Services Inc. - Registration
                Statement on Form S-1 (File No. 333-18527)
                -------------------------------------------------

Dear Ladies and Gentlemen:

          We are acting as counsel for Nationwide Financial
Services, Inc., a Delaware corporation (the "Company"), in connection with the proposed issue and sale of up to 20,540,000 shares of Class A Common Stock, par value $0.01 per share, of the Company (the "Shares") pursuant to the above captioned
Registration Statement (the "Registration Statement").

          We have examined such corporate records, certificates and other documents as we have considered necessary for the purposes hereof. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid records, certificates and documents.

          Based on the foregoing, we are of the opinion that, upon issuance, delivery and payment therefor in the manner described in the Registration Statement and in accordance with the terms of the Underwriting Agreement (filed as Exhibit 1.1 to the Registration Statement), the Shares of the Class A Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

          Our opinion set forth herein is limited in all cases to matters arising under the laws of the State of New York and the General Corporation Law of the State of Delaware. We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption
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Nationwide Financial Services, Inc.
March 4, 1997
Page 2


"Legal Matters" in the Prospectus that is a part of the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.


                         Very truly yours,


                         LEBOEUF, LAMB, GREENE & MACRAE, L.L.P